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                                                                   Exhibit 10.28

                  [LETTERHEAD OF BNY FINANCIAL CORPORATION]

March 26, 1998


Yes! Entertainment Corporation
3875 Hopyard Road
Suite 375
Pleasanton, CA 94588

Ladies/Gentlemen:

     Reference is made to the Accounts Receivable Management and Security Agreement between us dated as of July 31, 1995, as supplemented and/or amended (the "Agreement"). All capitalized terms not defined herein shall have the meaning ascribed to such terms in the Agreement.

     Pursuant to your request, it is hereby agreed that effective as of the date hereof and not withstanding anything to the contrary contained therein, the Agreement shall be amended as follows:

     1. Section 12(n) of the Agreement is hereby amended by deleting the existing Tangible Net Worth values for the year 1998 and by substituting the following values in their place and stead:

         "(Millions USD)                        1998
                                                ----

         March 31                                6.9
         June 30                                 3.8
         September 30                            4.3
         December 31                             3.0"

     2. Section 12(p) of the Agreement is hereby amended by deleting the existing paragraph in its entirety and by substituting the following in its place and stead:

         "Borrower shall maintain a quick ratio (which shall be the ratio of current assets less inventory to current liabilities) at all times of no less than .50:1 as of March 31, 1998, .40:1 as of June 30, 1998, and .50:1 as of September 30, 1998 and at all times thereafter, which calculations shall be measured monthly."

     3. Section 12(q) of the Agreement is hereby amended by deleting the date December 31, 1995 from the first line of said section and by substituting the date January 1, 1998 in its place and stead. For the calendar year 1998 only, the covenant requirement of 5.00 to 1 will be measured on a prospective rolling four quarter basis beginning with the calendar quarter ending 3/31/98. Effective January 1, 1999, the covenant will be measured on a retrospective rolling four quarter basis.
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     Except as otherwise set forth herein, the Agreement shall remain in full force and effect in accordance with its terms.

     If you are in agreement with the foregoing, please so indicate by signing and returning the enclosed copy of this amendment.

                                            Very truly yours,
                                            BNY FINANCIAL CORPORATION

                                            By: /s/
                                               -----------------------------
                                            Title:
READ & AGREED TO:
Yes! Entertainment Corporation

By:/s/
   ----------------------------
Title: CEO